UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2018

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, the Board of Directors of Hologic, Inc. (the “Company”) approved the promotion of Karleen M. Oberton from Corporate Vice President, Finance and Accounting and Chief Accounting Officer to Chief Financial Officer, effective August 1, 2018. In connection with the appointment of Ms. Oberton as Chief Financial Officer, the Board approved the designation of Benjamin J. Cohn as the Company’s Principal Accounting Officer in place of Ms. Oberton, effective August 3, 2018.

Mr. Cohn, who also just became Vice President and Corporate Controller, has been with Hologic since 2009. From May 2014 until his promotion this week, Mr. Cohn served as the Company’s Vice President and Assistant Corporate Controller. From March 2009 to April 2014, he was our Vice President of Technical Accounting and SEC Reporting. Prior to joining Hologic, Mr. Cohn was an Audit Senior Manager with Ernst & Young where he worked with both public and private companies predominantly in the life sciences, semiconductor and software industries. Mr. Cohn is a Certified Public Accountant.

There are no family relationships between Mr. Cohn and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2018	HOLOGIC, INC.

	By:	/S/ JOHN M. GRIFFIN
John M. Griffin General Counsel